Exhibit 4.1.1

                FIRST AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT

         This First Amendment to Shareholder Rights Agreement (the "AMENDMENT") is entered into as of March 17, 2005 and amends the Shareholder Rights Agreement, dated as of February 18, 2005 (the "AGREEMENT"), between Ryan's Restaurant Group, Inc., a South Carolina corporation (the "COMPANY") and American Stock Transfer & Trust Company, a New York bank, as Rights Agent. Capitalized terms used and not otherwise defined in this Amendment will have the meanings specified in the Agreement.

         It is hereby agreed that the Agreement shall be amended as follows:

         1. Section 23(c)(ii) of the Agreement is hereby amended and restated in its entirety to read:

         "(ii) If at the Special Meeting the Resolution, or a resolution with respect to another Qualified Offer, receives the affirmative vote of at least a majority of the shares of Common Stock outstanding and entitled to vote as of the record date of the Special Meeting, not giving effect to any affirmative votes cast by the offering Person or any of its Affiliates, then all of the Rights shall be redeemed by such shareholder action at the Redemption Price, effective immediately prior to the consummation of the Qualified Offer (provided that the Qualified Offer is consummated prior to 60 days after the date of the Special Meeting)."

         2. In the eleventh paragraph of Exhibit B, the Summary of Rights to Purchase Common Stock, the related reference to the "affirmative vote of two-thirds" is hereby amended to read "affirmative vote of a majority".

         3. Except as amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its original terms.

         Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                              RYAN'S RESTAURANT GROUP, INC.


                              By:   /s/ Charles D. Way
                                    -------------------------------------------
                              Name: Charles D. Way
                              Title: Chairman and CEO

                              AMERICAN STOCK TRANSFER & TRUST COMPANY


                              By:    /s/ Herbert Lemmer
                                     ------------------------------------------
                              Name: Herbert Lemmer
                              Title: Vice President